SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 28th day of April, 2008, by and between NEXT, INC., a Delaware corporation (the “Company”), and DAN F. COOKE, a resident of the State of Tennessee (the “Purchaser”).

WHEREAS, upon the terms and subject to the conditions contained in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase and accept from the Company, the Shares (as defined below) and the Warrant (as defined below) on the Closing Date (as defined below).

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions contained in this Agreement and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

(a)

“Closing” means the closing of the purchase and sale of the Shares and the Warrant pursuant to Section 2.1 hereof.

(b)

“Closing Date” means the date of the Closing, which shall occur when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent set forth in Section 2.3 hereof have been satisfied or waived, including the Purchaser’s obligations to pay the Subscription Amount and the Company’s obligations to deliver the Shares and the Warrant.

(c)

“Commission” means the Securities and Exchange Commission.

(d)

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

(e)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)

“Income” means an individual’s adjusted gross income for federal income tax purposes increased by (i) any deduction for long-term purposes increased by (i) any deduction for long-term capital gains under Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) any deduction for depletion under Section 611 et seq. of the Code, (iii) any exclusion for interest under Section 103 of the Code, and (iv) any losses of a partnership allocated to the individual partner as reported on Schedule E of Form 1040 (or any successor report).

(g)

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(h)

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as Rule 144.

(i)

“Securities” means the Shares, the Warrant and the Warrant Shares.

(j)

“Securities Act” means the Securities Act of 1933, as amended.

(k)

“Shares” means the number of shares of Common Stock equal to the Subscription Amount divided by $0.10, which Shares are to be sold and issued by the Company to the Purchaser, and purchased by the Purchaser, pursuant to Section 2.1 hereof.

(l)

“Subscription Amount” means One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), payable by check to the order of “Miller & Martin Trust Account” or by wire transfer of immediately available funds to the account set forth in Exhibit A attached hereto, such Subscription Amount to be accepted by Miller & Martin PLLC, as trustee for the benefit of the Company, for disbursement from time to time in accordance with the terms and conditions of that certain Agreement among Investors dated of even date herewith (the “Investors Agreement”).

(m)

“Transaction Documents” means this Agreement, the Warrant and any other documents or agreements executed in connection with the transactions contemplated hereunder.

(n)

“Warrant” means the Common Stock Purchase Warrant for the purchase of up to a number of shares of Common Stock equal to 50% of the number of Shares, in substantially the form attached hereto as Exhibit B, delivered to the Purchaser at the Closing in accordance with Section 2.2(a)(iii) hereof, which warrant shall be exercisable immediately upon issuance for a term of seven (7) years and have an exercise price equal to $0.15 per Warrant Share, subject to adjustment as provided therein.

(o)

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE 2
SALE AND PURCHASE

2.1

Sale and Purchase.  Upon the terms and subject to the conditions of this Agreement, the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase and accept from the Company, the Shares and the Warrant on the Closing Date for the Subscription Amount.  Upon satisfaction of the conditions set forth in Section 2.3 hereof, the Closing shall occur on the Closing Date at such time and location as may be mutually agreeable to the parties hereto.

2.2

Deliveries at Closing.

(a)

On the Closing Date (except as otherwise provided below), the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)

This Agreement, duly executed by the Company;

(ii)

A stock certificate or stock certificates representing the Shares, registered in the name of the Purchaser, which certificate(s) shall be delivered in accordance with the provisions of the Investors Agreement;

(iii)

The Warrant, duly executed by the Company and registered in the name of the Purchaser, pursuant to which the Purchaser shall have the right to purchase and acquire the Warrant Shares; and

(iv)

Such other certificates, consents, endorsements, assumptions and other documents or instruments, in a form reasonably satisfactory to the Purchaser, as may be reasonably requested by the Purchaser in order to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

(b)

On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)

This Agreement, duly executed by the Purchaser;

(ii)

The Subscription Amount, as provided in Section 1.1(l) hereof; and

(iii)

Such other certificates, consents, endorsements, assumptions and other documents or instruments, in a form reasonably satisfactory to the Company, as may be reasonably requested by the Company in order to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

2.3

Closing Conditions.

(a)

The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(i)

The delivery by the Purchaser of each of the items set forth in Section 2.2(b) hereof;

(ii)

The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein; and

(iii)

All obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed.

(b)

The obligations of the Purchaser hereunder in connection with the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(i)

The delivery by the Company of each of the items set forth in Section 2.2(a) hereof (excluding any stock certificate permitted to be delivered after the Closing Date in accordance with Section 2.2(a)(ii) hereof);

(ii)

The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein; and

(iii)

All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

(a)

The Company is corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite power, authority and legal right to own or to hold under lease and to use the properties and assets it owns or holds and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its certificate of incorporation or bylaws now in effect.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any of the Transaction Documents (any of clauses (i), (ii) or (iii), a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)

The Company has all requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out the Company’s obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals (as defined below).  Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally and (ii) laws related to the availability of specific performance, injunctive relief and other equitable remedies.

(c)

The Shares and the Warrant are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, restrictions and claims of every kind other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, restrictions and claims of every kind other than restrictions on transfer provided for in the Transaction Documents.

(d)

The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of any Form D required to be filed with the Commission and such other filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e)

The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance, restriction or claim upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(f)

The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.2

Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company as follows:

(a)

The Purchaser has all requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out the Purchaser’s obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Purchaser.  Each of the Transaction Documents to which the Purchaser is a party has been (or upon delivery will have been) duly executed by the Purchaser and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally and (ii) laws related to the availability of specific performance, injunctive relief and other equitable remedies.

(b)

The Purchaser (i) acknowledges and understands that the offer and sale of the Securities is intended to be exempt from registration requirements under the Securities Act and other applicable state securities laws, that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, that the Securities cannot be resold or otherwise disposed of unless they are registered under the Securities Act or applicable state securities laws or unless an exemption from registration is available and that, except as expressly provided otherwise herein, the Company is under no obligation to register any of such Securities on the Purchaser’s behalf or to assist him in complying with any exemption from such registration requirements and (ii) is acquiring the Securities for the Purchaser’s own account and not with a view to or for the resale, fractionalization or distribution thereof (in whole or in part), has no present intention of distributing any of such Securities and has no contract, undertaking, arrangement or understanding with any other Persons regarding the distribution of such Securities.  No other Person has a direct or indirect beneficial interest in the Securities to be acquired by the Purchaser hereunder.

(c)

At the time the Purchaser was offered the Securities the Purchaser was, and at the date hereof the Purchaser is, and on the date on which the Purchaser exercises the Warrant (if at all) the Purchaser will be, (i) a natural person whose individual net worth (total assets less total liabilities) or joint net worth with the Purchaser’s spouse exceeds $1,000,000, (ii) a natural person who had an individual Income in excess of $200,000 in each of the two most recent years or joint Income with the Purchaser’s spouse in excess of $300,000 in each of those years and who reasonably expects the same Income level in the current year or (iii) a director or executive officer of the Company.

(d)

The Purchaser, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(e)

The Purchaser has been furnished any documents which the Purchaser has requested, has carefully read such documents and understands and has evaluated the risks of a purchase of the Securities in light of such disclosures, and has had the opportunity to ask questions of and receive answers concerning the terms and conditions of the transaction contemplated hereby and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense necessary.

(f)

The Purchaser has determined that the Securities are a suitable investment for the Purchaser.  The Purchaser also has determined that he has the financial ability to bear the economic risk of investment in the Company (including the complete loss of such investment), has adequate means of providing for his current needs and contingencies and has no need for liquidity with respect to his investment in the Company.

(g)

Except as set forth in the Transaction Documents, no representations or warranties relating to the Company have been made to the Purchaser by the Company or by any director, officer, employee, agent, consultant to or affiliate of the Company.

ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

4.1

Transfer Restrictions.

(a)

The Securities may be disposed of only in compliance with state and federal securities laws and in accordance with the provisions of the Transaction Documents.  In connection with any transfer of the Securities, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition to any such transfer, the transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement.

(b)

The Purchaser agrees that all certificates representing the Shares and the Warrant Shares shall bear on the face thereof substantially the following legend for so long as is required by Section 4.1(c) hereof:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY APPLICABLE STATE SECURITIES LAWS.  ACCORDINGLY, THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS.  THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS, THE FORM AND SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER.”

(c)

Certificates evidencing the Shares and the Warrant Shares shall bear the legend set forth in Section 4.1(b) hereof, unless (i) a registration statement covering the resale of such Shares and Warrant Shares is effective under the Securities Act, or (ii) in the opinion of counsel reasonably satisfactory to the Company such legend is no longer required in order to ensure compliance with the Securities Act and applicable state securities laws, including, without limitation, an opinion that a sale of such Shares or Warrant Shares has been effected pursuant to Rule 144 or that such Shares or Warrant Shares are eligible for sale under subsection (k) of Rule 144.

(d)

Notwithstanding anything in this Section 4.1 to the contrary, the Company hereby covenants and agrees to use its best efforts to cause the removal of the legend set forth in Section 4.1(b) above from any certificates evidencing Shares or Warrant Shares which the Purchaser has held for a period of at least six (6) months (or such shorter holding period as may be permitted under Regulation D of the Securities Act and Rule 144) following the date on which the purchase price or other consideration therefor was paid in full by the Purchaser (such six-month (or shorter) period being referred to herein as the “Minimum Holding Period”).  The Purchaser hereby acknowledges and agrees that, notwithstanding the removal of such legend pursuant to this Section 4.1(d), the sale or other transfer of such Shares or Warrant Shares may be subject to compliance with the requirements of Rule 144, including subsection (k) thereof.

4.2

Demand Registration Rights.  At any time following the expiration of the Minimum Holding Period with respect to any Shares or Warrant Shares acquired by the Purchaser pursuant to the Transaction Documents, the Purchaser shall have the right, exercisable by written request to the Company, to require the Company to prepare and file with the Commission on a total of two (2) occasions, once with respect to any such Shares and once with respect to any such Warrant Shares, a registration statement on Form S-1 or such successor form or other form as may be designated by the Purchaser and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Purchaser, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of such Shares or Warrant Shares, as the case may be.

4.3

Furnishing of Information.  As long as the Purchaser owns Securities, the Company covenants (a) to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, unless and until such time as the Company may effect, as determined by the board of directors of the Company, the deregistration and delisting of its Common Stock in accordance with the provisions of the Exchange Act and the exchange on which it is traded, and (b) if the Company is not required to file reports pursuant to the Exchange Act, to prepare and furnish to the Purchaser and make publicly available in accordance with subsection (c) of Rule 144 such information as is required for the Purchaser to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any permitted holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4

Reservation of Common Stock.  As of the date hereof, the Company has reserved and the Company will continue to reserve and keep available at all times, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement and the Warrant Shares pursuant to any exercise of the Warrant.

4.5

Access to Information.  Prior to the Closing, the Company will permit the Purchaser and any authorized representative of the Purchaser, reasonable access to the properties and books and records of the Company; provided, however, that such access shall be permitted only during the Company’s normal business hours and in a manner that will not unreasonably interfere with the conduct of its business.

4.6

Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto will use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the issuance of the Securities pursuant to this Agreement.

ARTICLE 5
MISCELLANEOUS

5.1

Termination.  Either party may terminate this Agreement, by written notice to the other party, if the Closing has not been consummated on or before April 30, 2008; provided, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2

Governing Law.  The laws of the State of Tennessee, excluding its choice of law provisions if such law would result in the application of laws other than the laws of the State of Tennessee, shall govern any disputes among the parties relating to the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereunder.

5.3

Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  This Agreement may not be assigned without the prior written consent of the parties hereto.

5.4

Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  This Agreement may be executed by facsimile signature, which facsimile signature shall be deemed to be an original signature.  Any facsimile signature shall be followed by original signatures within twenty (20) days following the Closing Date; provided, however, that the failure to timely deliver such original signatures shall not effect the validity of any facsimile signatures.

5.5

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6

Notices.  Any notice or other communication required or permitted to be given or made under this Agreement or in any of the other documents related to this Agreement: (i) will be in writing, (ii) will be delivered by hand delivery, U.S. Mail, FedEx, UPS or other nationally recognized delivery service, fax or e-mail or other means of electronic transmission, and (iii) will be delivered or transmitted to the appropriate address indicated for the party on the signature page hereof or such other address as such party may designate by ten (10) days advance notice to the other parties hereto.  Absent fraud or manifest error, a receipt signed by the addressee or its authorized representative, a certified or registered mail receipt, a signed delivery service confirmation or a fax or e-mail confirmation of transmission will constitute proof of delivery.  Any notice actually received by the addressee will constitute delivery notwithstanding the failure to comply with any provisions of this Section 5.7.  A notice delivered by regular or certified U.S. Mail will be deemed to have been delivered on the third business day after its postmark.  Any other notice will be deemed to have been received on the date and time of the signed receipt or confirmation of delivery or transmission thereof, unless that receipt or confirmation date and time is not a business day or is after 5:00 p.m. local time on a business day, in which case such notice will be deemed to have been received on the next succeeding business day.

5.7

Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.8

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.9

Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said illegal, unenforceable or void provision.

5.10

Publicity.  Except as otherwise required by law, no party hereto shall issue any press release or make any other public disclosure, notice, discussion or statement, in each case relating to, connected with or arising out of the purchase and sale of the Securities, this Agreement or the matters contained herein without obtaining the prior approval of each other party to this Agreement as to the timing and contents thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

COMPANY:

Address for Notice:

Next, Inc.

NEXT, INC.

7625 Hamilton Park Drive

Suite 12

Chattanooga, TN  37421

By:/s/ David O. Cole

Attn:  Corporate Secretary

Name:

David O. Cole

Title:

Chief Financial Officer and Secretary

Address for Notice:

PURCHASER:

Dan F. Cooke

6430 Cobble Lane

Harrison, TN  37341

/s/ Dan F. Cooke

Dan F. Cooke

EXHIBIT A

Wiring Instructions

Account Name:

Miller & Martin Trust Account

Account No.:

006-859-3

Bank Name:

SunTrust Bank

Address:

736 Market Street

Chattanooga, TN 37402

ABA Routing No.:

061000104

EXHIBIT B

Form of Common Stock Purchase Warrant

See attached.